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                                                                    EXHIBIT 1(d)
STATE DEPARTMENT OF ASSESSMENTS
         AND TAXATION
     APPROVED FOR RECORD
           RECEIVED
      10/8/93 12:32 p.m.
      '93 Oct 8 pm 12:32

                             AIM EQUITY FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

         AIM EQUITY FUNDS, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The aggregate number of shares of Common Stock of the Corporation is increased by one billion fifty million (1,050,000,000) shares, which are classified and allocated as follows: seven hundred fifty million (750,000,000) shares to AIM Aggressive Growth Fund and three hundred million (300,000,000) shares which shall be unclassified. The shares of AIM Aggressive Growth Fund as so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

         SECOND: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue two billion nine hundred fifty million (2,950,000,000) shares of Common Stock, all of which are of a par value $.001 per share having an aggregate par value of two million nine hundred fifty thousand dollars ($2,950,000), of which seven hundred fifty million (750,000,000) shares were classified as shares of the AIM Charter Fund, seven hundred fifty million (750,000,000) shares were classified as shares of the AIM Constellation Fund, seven hundred fifty million (750,000,000) shares were classified as shares of the AIM Weingarten Fund, two hundred million (200,000,000) shares were classified as shares of the AIM Charter Fund-Institutional shares, two hundred million (200,000,000) shares were classified as shares of the AIM Constellation Fund-Institutional shares, and two hundred million (200,000,000) shares were classified as shares of the AIM Weingarten Fund-Institutional shares. One hundred million (100,000,000) shares were unclassified.

         THIRD: As hereby increased, the total number of shares of stock which the Corporation has authority to issue is four billion (4,000,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) per share having an aggregate par value of four million dollars ($4,000,000), of which seven hundred fifty million (750,000,000) shares are classified as AIM Weingarten Fund, two hundred million (200,000,000) shares are classified as


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                               STATE OF MARYLAND
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I hereby certify that this is a true and complete copy of the 3 page document on file in this office. Dated: 10-8-93

         STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ ILLEGIBLE
This stamp replaces our previous certification system.  Effective: 10/84

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AIM Weingarten Fund-Institutional, seven hundred fifty million (750,000,000)
shares are classified as AIM Constellation Fund, two hundred million (200,000,000) shares are classified as AIM Constellation Fund-Institutional shares, seven hundred fifty million (750,000,000) shares are classified as AIM Charter Fund, two hundred million (200,000,000) are classified as AIM Charter Fund-Institutional, and seven hundred fifty million (750,000,000) shares are classified as AIM Aggressive Growth Fund. Four hundred million (400,000,000) shares are unclassified.

         FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         FIFTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the shares of AIM Aggressive Growth Fund under authority contained in the Charter of the Corporation.

         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 7, 1993.

                                        AIM EQUITY FUNDS, INC.




                                        By: /s/ CHARLES T. BAUER
                                            -----------------------------------
                                            President

Witness:

/s/ CAROL F. RELIHAN
-------------------------------------
       Assistant Secretary




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